UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2016

Nexstar Broadcasting Group, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-50478	23-3083125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Freeway, Suite 700

Irving, Texas 75062

(Address of principal executive offices, including Zip Code)

(972) 373-8800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On January 27, 2016, Nexstar Broadcasting Group, Inc., a Delaware corporation (“Nexstar”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Media General, Inc., a Virginia corporation (“Media General”), and Neptune Merger Sub, Inc., a Virginia corporation and wholly owned subsidiary of Nexstar (“Merger Sub”), pursuant to which Merger Sub will merge with and into Media General (the “Merger”), with Media General surviving the Merger as a wholly owned subsidiary of Nexstar.

Transaction Structure

In the Merger, each share of Media General common stock issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive (i) $10.55 in cash, without interest (the “Cash Consideration”) and (ii) 0.1249 of a share of Nexstar Class A Common Stock (the “Stock Consideration”). In addition, the terms of the Merger Agreement contemplate additional consideration to Media General shareholders in the form of a non-transferable contingent value right (“CVR”) for each Media General share. The CVR will entitle Media General shareholders to net cash proceeds as received from the sale of Media General’s spectrum in the Federal Communication Commission’s upcoming spectrum auction (the “FCC auction”), upon the terms and subject to the conditions set forth in the Merger Agreement and the CVR agreement, the form of which is an exhibit to the Merger Agreement attached hereto as Exhibit 2.1 (the CVR, together with the Stock Consideration and the Cash Consideration, the “Merger Consideration”). Depending on the timing of the FCC auction, the CVR may be issued before or at the time of the Merger.

The Merger Agreement provides that each unvested Media General stock option outstanding immediately prior to the Effective Time will become fully vested and will be converted into an option to purchase Nexstar Class A Common Stock, in the same amount and at the same price as provided in the underlying Media General stock option, adjusted to account for the Cash Consideration and the exchange ratio for the Stock Consideration. Additionally, unless the CVR has been issued prior to the Effective Time, the holders of Media General stock options will also be entitled to one CVR for each share subject to the Media General stock option immediately prior to the Effective Time. All other equity-based awards of Media General outstanding immediately prior to the Merger will vest in full and be converted into the right to receive the Merger Consideration, upon the terms and subject to the conditions set forth in the Merger Agreement.

Governance

Following the Merger, Nexstar will increase the size of its board of directors from seven to nine members and designate two current members of the Media General board of directors to serve as directors of Nexstar (currently expected to be Dennis FitzSimons and John Muse).

Non-Solicit

Both parties have agreed, among other things, (i) not to solicit, initiate, knowingly encourage or knowingly facilitate alternative acquisition proposals from third parties and (ii) subject to certain exceptions, not to engage in any discussions or negotiations with any third parties regarding alternative acquisition proposals.

Prior to the time that Media General receives the necessary shareholder vote, (i) the Media General board of directors may, upon receipt of a bona fide acquisition proposal, contact the person making the acquisition proposal to clarify the terms and conditions thereof and if the Media General board of directors determines in its good faith business judgment, after consulting with outside counsel and a nationally recognized third-party financial advisor, that such acquisition proposal constitutes or would reasonably be expected to lead to a superior offer in accordance with the Merger Agreement, and, after consultation with outside counsel, that the failure to take certain actions would be reasonably likely to be inconsistent with the Media General board of directors’ fiduciary duties to Media General’s shareholders under applicable law, then Media General may furnish information with respect to Media General and its subsidiaries to the person making such proposal and participate in discussions or negotiations with such person regarding such proposal; (ii) Media General may, subject to compliance with certain obligations set forth in the Merger Agreement, including the payment of a termination fee to Nexstar and customary notice and matching rights in favor of Nexstar, terminate the Merger Agreement to enter into a definitive agreement to accept a bona fide acquisition proposal that constitutes a superior proposal in accordance with the Merger Agreement; and

(iii) the Media General board of directors may change its recommendation to the Media General shareholders regarding adopting the Merger Agreement (x) in response to an intervening event if the Media General board of directors determines in its good faith business judgment after consultation with its outside counsel that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties to Media General’s shareholders under applicable law, or (y) if the Media General board of directors determines in its good faith business judgment after consultation with outside counsel and a nationally recognized third-party financial advisor, that a bona fide acquisition propose constitutes a superior offer in accordance with the Merger Agreement, subject in each case to customary notice and matching rights in favor of Nexstar.

Prior to the time that Nexstar receives the necessary Nexstar shareholder vote, (i) the Nexstar board of directors may, upon receipt of a bona fide acquisition proposal, contact the person making the acquisition proposal to clarify the terms and conditions thereof and if the Nexstar board of directors determines in its good faith judgment, after consulting with outside counsel and a nationally recognized third-party financial advisor, that such acquisition proposal constitutes or would reasonably be expected to lead to a superior offer in accordance with the Merger Agreement, and, after consultation with outside counsel, that the failure to take certain actions would be reasonably likely to be inconsistent with the Nexstar board of directors’ fiduciary duties to Nexstar’s shareholders under applicable law, then Nexstar may furnish information with respect to Nexstar and its subsidiaries to the person making such proposal and participate in discussions or negotiations with such person regarding such proposal, and (ii) the Nexstar board of directors may change its recommendation to the Nexstar shareholders regarding approval of the proposed transactions (x) in response to an intervening event if the Nexstar board of directors determines in good faith after consultation with its outside counsel that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties to Nexstar’s shareholders under applicable law, or (y) if the Nexstar board of directors determines in good faith after consultation with outside counsel and a nationally recognized third-party financial advisor, that a bona fide acquisition proposal constitutes a superior offer in accordance with the Merger Agreement, subject in each case to customary notice and matching rights in favor of Media General.

Subject to the parties’ rights to terminate the Merger Agreement, including Media General’s right to terminate the Merger Agreement as described above, each party has agreed to submit the Merger Agreement and the transactions contemplated thereby, as applicable, to a vote of its shareholders for approval notwithstanding any change in recommendation by its board of directors.

Conditions to the Merger

The consummation of the Merger is subject to the satisfaction or waiver of certain customary conditions, including, among others: (i) the receipt of approval from the Federal Communications Commission and the expiration or early termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of certain legal impediments to the consummation of the Merger, (iii) the adoption of the Merger Agreement by the shareholders of Media General, (iv) the approval by the shareholders of Nexstar of certain actions in connection with the Merger, (v) the effectiveness of a registration statement on Form S-4 registering the Stock Consideration to be issued in connection with the Merger, (vi) the listing of such Stock Consideration to be issued in the Merger on the Nasdaq Global Select Market and (vii) the receipt of certain customary third-party consents.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this nature. The Merger Agreement also contains customary mutual pre-closing covenants, including the obligation of Nexstar and Media General to conduct their respective businesses in all material respects in the ordinary course and to refrain from taking certain specified actions without the consent of the other party.

The Merger Agreement contains certain termination rights for both Nexstar and Media General. Upon termination of the Merger Agreement under specific circumstances, Media General will be required to pay Nexstar a termination fee. If the Merger Agreement is terminated in connection with Media General entering into a definitive agreement with respect to a superior proposal, as well as under certain other circumstances, the termination fee payable by Media General to Nexstar will be $80,000,000. If the Merger Agreement is terminated because the required Media General shareholder vote is not obtained at a shareholder meeting duly held for such purpose, the amount of the termination fee payable by Media General will be $20,000,000. The Merger Agreement also provides that Nexstar will be required to pay a termination fee to Media General of $80,000,000 if the Merger Agreement is terminated under certain circumstances and a termination fee of $20,000,000 if the required Nexstar shareholder vote is not obtained at a shareholder meeting duly held for such purpose.

In addition to the foregoing termination rights, either party may terminate the Merger Agreement if the Merger is not consummated on or before January 27, 2017, with an automatic extension to April 27, 2017, if necessary to obtain regulatory approval under circumstances specified in the Merger Agreement.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Nexstar or Media General. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential Disclosure Letters provided by each of Nexstar and Media General to the other in connection with the signing of the Merger Agreement. These confidential Disclosure Letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between Nexstar and Media General rather than establishing matters as facts. In addition, investors are not third party beneficiaries under the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about Nexstar or Media General.

Debt Commitment

On January 27, 2016, Nexstar entered into a commitment letter (the “Commitment Letter”) with Bank of America, N.A. (“Bank of America”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”), Credit Suisse Securities (USA) LLC (“CS Securities”), Credit Suisse AG (“CS”), Deutsche Bank AG New York Branch (“DBNY”), Deutsche Bank AG Cayman Islands Branch (“DBCI”) and Deutsche Bank Securities Inc. (“DBSI” and together with Bank of America, MLPFS, CS Securities, CS, DBNY and DBCI, the “Commitment Parties”) pursuant to which the Commitment Parties have committed to provide the debt financing to consummate the Merger and the refinancing of certain of the existing indebtedness of Nexstar, Media General and certain of their variable interest entities, including (i) senior secured revolving credit facilities in an aggregate principal amount of $175.0 million, (ii) senior secured term A loan facilities in an aggregate principal amount of $250.0 million, (iii) senior secured term B loan facilities in an aggregate principal amount of $2,870.0 million, (iv) a senior secured short-term term facility in an aggregate principal amount of $250.0 million, which will be reduced by the amount of unrestricted cash and cash equivalents on hand at Nexstar and Media General immediately prior to the consummation of the Merger in excess of certain divesture proceeds received by Nexstar and (v) senior unsecured bridge facility in an aggregate principal amount of up to $1,180.0 million to the extent Nexstar fails to issue senior unsecured notes or other securities with an aggregate principal amount of up to $1,180.0 million on or prior to the consummation of the Merger. The Commitment Letter contains conditions to funding of the debt financing customary for commitments of this type. The senior secured facilities will be secured by liens on substantially all of Nexstar’s assets and will be guaranteed by certain of its subsidiaries and variable interest entities. Various economic terms of the debt financing are subject to change in the process of syndication. The description of the Commitment Letter above does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter, which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Voting Agreement

In connection with entering into the Merger Agreement, Nexstar, Media General and Media General shareholders holding approximately 8.8% of the issued and outstanding shares of Media General common stock entered into a voting and support agreement (the “Support Agreement”). The Support Agreement generally requires that the shareholders party thereto vote their Media General common stock in favor of, and take certain other actions in furtherance of, the transactions contemplated by the Merger Agreement.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

On January 27, 2016, Nexstar and Media General issued a joint press release announcing the entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of January 27, 2016, by and between Nexstar Broadcasting Group, Inc., Media General, Inc., and Neptune Merger Sub, Inc.

10.1	Commitment Letter, dated as of January 27, 2016, by and among Nexstar Broadcasting Group, Inc., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Credit Suisse AG, Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch and Deutsche Bank Securities Inc.

10.2	Voting and Support Agreement, dated as of January 27, 2016, by and between Nexstar Broadcasting Group, Inc., Media General, Inc. and the other parties thereto.

99.1	Joint Press Release of Media General, Inc. and Nexstar Broadcasting Group, Inc., dated as of January 27, 2016.

*	Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities, or a solicitation of any vote or approval. In connection with the Agreement and Plan of Merger, by and between Nexstar Broadcasting Group, Inc. (“Nexstar”), Media General, Inc. (“Media General”) and Neptune Merger Sub, Inc. (the “Merger”), Nexstar and Media General intend to file relevant materials with the U.S. Securities and Exchange Commission (“SEC”), including a Registration Statement on Form S-4 to be filed by Nexstar that will contain a joint proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS OF NEXSTAR AND MEDIA GENERAL ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Nexstar or Media General through the web site maintained by the SEC at http://www.sec.gov. In addition, the joint proxy statement/prospectus (when finalized) will be mailed to stockholders of Nexstar and Media General.

Certain Information Regarding Participants

Nexstar and Media General and their respective directors and executive officers may be deemed to be participants in any solicitation with respect to the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names and interests of Nexstar’s directors and executive officers in Nexstar’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 2, 2015, and Nexstar’s proxy statement for the 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2015. Information about Media General’s directors and executive officers is available in Media General’s definitive proxy statement, dated March 13, 2015, for its 2015 annual meeting of shareholders. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Form S-4 and the joint proxy statement/prospectus that Nexstar will file with the SEC when it becomes available.

Forward-Looking Statements

This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, Nexstar and Media General claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, the ultimate outcome and benefits of a transaction between Nexstar and Media General and timing thereof, and future financial performance, including changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied and the transaction may not close; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated, the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of Media General (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Nexstar and Media General undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Media General’s and Nexstar’s filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2016	NEXSTAR BROADCASTING GROUP, INC.

	By:	/s/ Thomas E. Carter
Thomas E. Carter Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of January 27, 2016, by and between Nexstar Broadcasting Group, Inc., Media General, Inc., and Neptune Merger Sub, Inc.

10.1	Commitment Letter, dated as of January 27, 2016, by and among Nexstar Broadcasting Group, Inc., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Credit Suisse AG, Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch and Deutsche Bank Securities Inc.

10.2	Voting and Support Agreement, dated as of January 27, 2016, by and between Nexstar Broadcasting Group, Inc., Media General, Inc. and the other parties thereto.

99.1	Joint Press Release of Media General, Inc. and Nexstar Broadcasting Group, Inc., dated as of January 27, 2016.

*	Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.